Exhibit 99.1
Darden Restaurants Reports Fiscal 2025 First Quarter Results;
Declares Quarterly Dividend;
And Reiterates Fiscal 2025 Financial Outlook

ORLANDO, Fla., September 19, 2024 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the first quarter ended August 25, 2024.

First Quarter 2025 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year
•Total sales increased 1.0% to $2.8 billion, driven by sales from 42 net new restaurants, partially offset by a blended same-restaurant sales* decrease of (1.1)%
•Same-restaurant sales:

Consolidated Darden*	(1.1)%
Olive Garden	(2.9)%
LongHorn Steakhouse	3.7%
Fine Dining*	(6.0)%
Other Business	(1.8)%
•Reported diluted net earnings per share from continuing operations were $1.74
•Excluding $0.01 of Chuy's transaction and integration related costs, adjusted diluted net earnings per share from continuing operations were $1.75, a decrease of (1.7)%**
•The Company repurchased $172 million of its outstanding common stock

* Will not include Ruth's Chris Steak House until they have been owned and operated by Darden for a 16-month period (Q2 Fiscal 2025)
** See the "Non-GAAP Information" below for more details

“We operate in a very dynamic, competitive industry and we have proven we can successfully navigate challenging environments due to our strategy,” said Darden President & CEO Rick Cardenas. “While we fell short of our expectations for the first quarter, I firmly believe in the strength of our business. I am confident in the actions all our brand teams are taking to address their guests’ needs, which do not compromise the long-term health of our business for short-term benefits.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. From the date of acquisition forward, sales and profits from Ruth's Chris company-owned restaurants are included within the Fine Dining segment. Royalties from Ruth's Chris franchise and managed locations reside in the Other Business segment.

	Q1 Sales		Q1 Segment Profit
($ in millions)	2025	2024	2025	2024
Consolidated Darden	$2,757.0	$2,730.6
Olive Garden	$1,209.1	$1,227.9	$249.0	$262.3
LongHorn Steakhouse	$713.5	$669.8	$127.6	$117.4
Fine Dining	$278.9	$273.5	$37.6	$39.7
Other Business	$555.5	$559.4	$83.7	$84.3

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.40 per share on the Company's outstanding common stock. The dividend is payable on November 1, 2024 to shareholders of record at the close of business on October 10, 2024.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.2 million shares of its common stock for a total of $172 million. As of the end of the fiscal first quarter, the Company had $743 million remaining under the current $1 billion repurchase authorization.

Fiscal 2025 Financial Outlook
The Company reiterated all aspects of its full year financial outlook for fiscal 2025, culminating in diluted net earnings per share from continuing operations of $9.40 to $9.60, which does not include any impact from Chuy's operations, transaction, financing and integration related costs associated with the pending acquisition.

“The significant step down in traffic during July, led to our first quarter earnings being lower than expected,” said Darden CFO Raj Vennam. “Following the softness in July, our sales trend has continued to improve. Considering this recovery as well as the planned initiatives to support the remainder of the fiscal year, we are reiterating our guidance for fiscal 2025.”

Investor Conference Call
The Company will host a conference call and slide presentation today, Thursday, September 19, 2024 at 8:30 am ET to review its recent financial performance. The call will be webcast live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=PaNJ6RaT. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-407-9219. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, the inability to successfully complete our acquisition and integration of Chuy's Holdings operations into our business, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, environmental, social and governance risk, including disclosure expectations and the impacts of third party ratings, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Courtney Aquilla, (407) 245-5054; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2025				Q1 2024
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$232.1	$24.5	$207.6	$1.74	$223.2	$28.4	$194.8	$1.60
% Change vs Prior Year				8.7%				2.6%
Adjustments:
Acquisition transaction and integration related costs	1.5	0.3	1.2	0.01	24.8	2.6	22.2	0.18
Adjusted Earnings from Continuing Operations	$233.6	$24.8	$208.8	$1.75	$248.0	$31.0	$217.0	$1.78
% Change vs Prior Year				(1.7)%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/25/24	8/27/23
Olive Garden	923	906
LongHorn Steakhouse	577	562
Cheddar's Scratch Kitchen	181	183
Yard House	88	86
Ruth's Chris Steak House	82	77
The Capital Grille	68	64
Seasons 52	44	44
Bahama Breeze	44	42
Eddie V's	29	30
The Capital Burger	4	4
Darden Continuing Operations	2,040	1,998

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/25/2024	8/27/2023
Sales	$2,757.0	$2,730.6
Costs and expenses:
Food and beverage	846.7	851.0
Restaurant labor	889.3	875.3
Restaurant expenses	458.2	446.6
Marketing expenses	44.7	38.6
General and administrative expenses	126.4	153.3
Depreciation and amortization	121.5	109.8
Impairments and disposal of assets, net	1.0	3.1
Total operating costs and expenses	$2,487.8	$2,477.7
Operating income	269.2	252.9
Interest, net	37.1	29.7
Earnings before income taxes	232.1	223.2
Income tax expense	24.5	28.4
Earnings from continuing operations	$207.6	$194.8
Losses from discontinued operations, net of tax benefit of $0.4 and $0.1 respectively	(0.4)	(0.3)
Net earnings	$207.2	$194.5
Basic net earnings per share:
Earnings from continuing operations	$1.75	$1.61
Losses from discontinued operations	—	—
Net earnings	$1.75	$1.61
Diluted net earnings per share:
Earnings from continuing operations	$1.74	$1.60
Losses from discontinued operations	—	(0.01)
Net earnings	$1.74	$1.59
Average number of common shares outstanding:
Basic	118.5	120.9
Diluted	119.2	122.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/25/2024	5/26/2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$192.5	$194.8
Receivables, net	63.8	79.1
Inventories	297.7	290.5
Prepaid income taxes	103.6	121.7
Prepaid expenses and other current assets	162.0	136.7
Total current assets	$819.6	$822.8
Land, buildings and equipment, net	4,272.8	4,184.3
Operating lease right-of-use assets	3,365.5	3,429.3
Goodwill	1,391.0	1,391.0
Trademarks	1,148.0	1,148.0
Other assets	358.6	347.6
Total assets	$11,355.5	$11,323.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$401.0	$399.5
Short-term debt	293.9	86.8
Accrued payroll	161.0	190.1
Accrued income taxes	1.7	6.1
Other accrued taxes	81.6	71.0
Unearned revenues	554.7	591.8
Other current liabilities	830.8	847.2
Total current liabilities	$2,324.7	$2,192.5
Long-term debt	1,385.6	1,370.4
Deferred income taxes	236.4	232.0
Operating lease liabilities - non-current	3,636.8	3,704.7
Other liabilities	1,628.3	1,580.9
Total liabilities	$9,211.8	$9,080.5
Stockholders’ equity:
Common stock and surplus	$2,262.3	$2,252.4
Retained earnings (deficit)	(144.5)	(35.5)
Accumulated other comprehensive income	25.9	25.6
Total stockholders’ equity	$2,143.7	$2,242.5
Total liabilities and stockholders’ equity	$11,355.5	$11,323.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/25/2024	8/27/2023
Cash flows—operating activities
Net earnings	$207.2	$194.5
Losses from discontinued operations, net of tax	0.4	0.3
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	121.5	109.8
Impairments and disposal of assets, net	1.0	3.1
Stock-based compensation expense	34.7	30.3
Change in current assets and liabilities and other, net	(91.6)	(68.9)
Net cash provided by operating activities of continuing operations	$273.2	$269.1
Cash flows—investing activities
Purchases of land, buildings and equipment	(145.2)	(150.9)
Proceeds from disposal of land, buildings and equipment	—	1.6
Cash used in business acquisitions, net of cash acquired	—	(699.9)
Purchases of capitalized software and changes in other assets, net	(4.5)	(5.0)
Net cash used in investing activities of continuing operations	$(149.7)	$(854.2)
Cash flows—financing activities
Net proceeds from issuance of common stock	9.7	22.3
Dividends paid	(166.0)	(158.5)
Repurchases of common stock	(172.4)	(142.9)
Proceeds from short-term debt, net	207.1	95.4
Proceeds from issuance of long-term debt, net	—	600.0
Principal payments on finance leases, net	(5.1)	(5.5)
Payments of debt issuance costs	—	(1.4)
Net cash (used in) provided by financing activities of continuing operations	$(126.7)	$409.4
Cash flows—discontinued operations
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by discontinued operations	$—	$—

Decrease in cash, cash equivalents, and restricted cash	(3.2)	(175.7)
Cash, cash equivalents, and restricted cash - beginning of period	220.1	416.2
Cash, cash equivalents, and restricted cash - end of period	$216.9	$240.5

Reconciliation of cash, cash equivalents, and restricted cash:	8/25/2024	8/27/2023
Cash and cash equivalents	$192.5	$192.1
Restricted cash included in prepaid expenses and other current assets	24.4	48.4
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$216.9	$240.5